Exhibit 99.1

Contact:	800 S. Douglas Road, 12th Floor
Chris Mecray, Vice President - Investor Relations	Coral Gables, Florida 33134
305-507-7304	Tel: 305-599-1800
chris.mecray@mastec.com	www.mastec.com
MasTec Reports Second Quarter 2025 Results and
Updates 2025 Financial Guidance
Second Quarter 2025 Highlights
•Revenue of $3.5 billion increased 20% year-over-year, a quarterly record; strong 25% combined growth contribution from non-pipeline segments; 6% decrease from Pipeline Infrastructure due to large contract close-out last year
•18-month backlog as of June 30, 2025 of $16.5 billion increased 23% year-over-year and 4% versus the prior quarter; significant second quarter new awards in Clean Energy and Infrastructure led to a record backlog level
•Diluted EPS of $1.09 and Adjusted Diluted EPS of $1.49, above guidance expectations and increased 153% and 49% year-over-year, respectively
•GAAP Net Income of $90.1 million, above expectations by $2.1 million, and Adjusted EBITDA of $274.8 million, in line with expectations
•Guidance raised for FY 2025; Diluted EPS guidance midpoint increased to $4.71, a ~6% increase from prior guidance midpoint and a 129% year-over-year increase; Adjusted Diluted EPS guidance midpoint increased to $6.33, a ~4% increase from prior guidance midpoint and a 60% year-over-year increase
Coral Gables, FL, July 31, 2025 — MasTec, Inc. (NYSE: MTZ) today announced second quarter 2025 financial results and updated full year 2025 financial guidance.
"We are pleased that second quarter financial performance exceeded guidance with respect to both revenue and earnings growth as MasTec continues to take advantage of an exceptionally strong demand climate and execute cleanly against this opportunity," said Jose Mas, MasTec's Chief Executive Officer. "Our reported 20% revenue growth underscores the climate we are in with strong demand across all of our market segments. While we recorded some costs associated with investments to support this growth, we are also pleased to meet or exceed guidance for Net Income, Adjusted EBITDA and EPS, while also recording ongoing sequential growth in our 18-month backlog from project volume growth despite significant increases in burn rates." Mr. Mas added, "Our strong quarterly performance is a testament to the daily efforts of our many MasTec employees and their strong focus on delivering customer value to create this positive financial outcome. Thanks to all of you!"
"MasTec posted strong revenue growth during the second quarter and remains on track for significant full year growth. We have increased revenue guidance for the full year 2025 to reflect this positive volume development and our confidence in the outlook for each of our segments to execute against this broad-based volume opportunity," said Paul DiMarco, MasTec's Chief Financial Officer. "Our strong balance sheet and well structured debt profile provide us significant financial flexibility to pursue a disciplined, returns focused capital allocation strategy to enhance shareholder value.”

Second Quarter 2025 Results

Dollars in millions, except per share amounts	2Q'25	2Q'24	Change
Revenue	$3,545	$2,961	19.7%
GAAP net income	$90	$44	105.9%
Adjusted net income	$122	$88	37.4%
Adjusted EBITDA	$275	$271	1.3%
Adjusted EBITDA margin	7.8%	9.2%	-141 bps
GAAP diluted earnings per share	$1.09	$0.43	153.5%
Adjusted diluted earnings per share	$1.49	$1.00	49.0%
Cash provided by operating activities	$6	$264	(97.9)%
Free cash flow	$(45)	$253	(117.9)%
18-month backlog	$16,452	$13,338	23.3%
Revenue: Revenue increased by 20% in the period including double digit growth contributions from all non-pipeline segments, partially offset by a decrease in the Pipeline Infrastructure segment.
GAAP Net Income/GAAP Diluted EPS: Improved GAAP Net Income and EPS driven by increased year-over-year project volumes, lower depreciation expense and lower interest expense and tax rate versus the prior year.
Adjusted EBITDA: The increase was primarily driven by increased project productivity within the Clean Energy and Infrastructure and Communications segments, partially offset by reduced project efficiencies primarily within the Pipeline Infrastructure segment.
Backlog: Strong 23% growth from the prior year driven by increases in all four segments, most notably by the Pipeline Infrastructure segment.
Second Quarter 2025 Segment Highlights
Communications

Dollars in millions, unless noted	2Q'25	2Q'24 (a)	Change
Revenue	$836.9	$591.1	41.6%
EBITDA	$82.6	$53.1	55.5%
EBITDA margin %	9.9%	9.0%	90 bps
(a)Recast to reflect first quarter of 2025 segment changes.
Revenue: The revenue increase was driven primarily by higher levels of both wireless and wireline project activity, partially offset by lower install-to-the-home project activity.
EBITDA: EBITDA margin increase of 90 basis points driven by improved efficiencies across both wireless and wireline businesses.
Clean Energy and Infrastructure

Dollars in millions, unless noted	2Q'25	2Q'24	Change
Revenue	$1,131.4	$942.3	20.1%
EBITDA	$83.3	$47.4	75.7%
EBITDA margin %	7.4%	5.0%	230 bps
Revenue: The revenue increase was driven by higher levels of project activity, primarily within renewable and heavy civil projects.
EBITDA: EBITDA margin increased by 230 basis points due to a combination of positive effects of certain renewable project close-outs, and improved productivity, primarily from certain renewable and infrastructure project work.

Power Delivery

Dollars in millions, unless noted	2Q'25	2Q'24 (a)	Change
Revenue	$1,045.6	$868.4	20.4%
EBITDA	$91.3	$80.1	14.0%
EBITDA margin %	8.7%	9.2%	(50) bps
(a)Recast to reflect first quarter of 2025 segment changes.
Revenue: The increase in revenue was driven primarily by higher levels of project activity.
EBITDA: EBITDA margin decreased by 50 basis points primarily due to reduced efficiencies at certain project sites, partially offset by volume improvement in the period.
Pipeline Infrastructure

Dollars in millions, unless noted	2Q'25	2Q'24	Change
Revenue	$539.7	$572.4	(5.7)%
EBITDA	$62.1	$135.1	(54.0)%
EBITDA margin %	11.5%	23.6%	(1,210) bps
Revenue: The decrease in revenue was driven primarily by the completion of the Mountain Valley Pipeline in the prior year period.
EBITDA: EBITDA margin decreased primarily due to reduced efficiencies, as we made investments to support future growth.
2025 Financial Guidance Update

Dollars in millions, except per share amounts	3Q'25E	Full Year 2025E
Revenue	$3,900	$13,900 - 14,000
GAAP net income	$156	$388 - 408
Adjusted net income	$189	$515 - 535
Adjusted EBITDA	$370	$1,130 - 1,160
Adjusted EBITDA margin	9.5%	8.1 - 8.3%
GAAP diluted earnings per share	$1.87	$4.61 - 4.82
Adjusted diluted earnings per share	$2.28	$6.23 - 6.44
Conference Call
The Company will host a webcast of its quarterly earnings call to discuss these results on Friday, August 1, 2025 at 9:00 a.m. ET, and can be accessed through the Investors section of the Company's website at www.mastec.com. A replay of the webcast also will be available following the live event. The dial-in number for the conference call is (888) 204-4368 toll-free within the U.S. or +1 (856) 344-9221. The conference ID is 2129810. The slide presentation that accompanies the conference call will also be posted on the MasTec Investors page.
About MasTec
MasTec, Inc. is a leading North American infrastructure engineering and construction company focused primarily on engineering, building, installation, maintenance and upgrade of communications, energy and utility and other infrastructure. The company primarily operates under four business segments including Communications, serving both wireless and wireline/fiber infrastructure; Power Delivery, serving primarily utility customers in transmission and distribution markets; Pipeline Infrastructure serving energy and other customers with installation and maintenance services primarily for natural gas pipeline and distribution infrastructure; and Clean Energy and Infrastructure, providing renewable energy engineering and construction services, as well as for heavy civil and other industrial infrastructure markets. Learn more at www.mastec.com.

Consolidated Statements of Operations
(unaudited - in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$3,544,705	$2,961,086	$6,392,423	$5,647,935
Costs of revenue, excluding depreciation and amortization	3,109,163	2,540,447	5,645,782	4,920,119
Depreciation	69,934	102,141	146,159	209,576
Amortization of intangible assets	32,687	33,611	65,323	67,301
General and administrative expenses	176,653	167,081	342,824	332,618
Interest expense, net	43,852	50,571	82,893	102,630
Equity in earnings of unconsolidated affiliates, net	(7,043)	(5,892)	(17,356)	(15,111)
Loss on extinguishment of debt	—	11,344	—	11,344
Other (income) expense, net	(1,334)	(1,329)	(2,939)	1,884
Income before income taxes	$120,793	$63,112	$129,737	$17,574
Provision for income taxes	(30,660)	(19,344)	(27,276)	(8,265)
Net income	$90,133	$43,768	$102,461	$9,309
Net income attributable to non-controlling interests	4,367	9,780	6,792	16,501
Net income (loss) attributable to MasTec, Inc.	$85,766	$33,988	$95,669	$(7,192)

Earnings (loss) per share:
Basic earnings (loss) per share	$1.10	$0.44	$1.23	$(0.09)
Basic weighted average common shares outstanding	77,684	78,038	77,937	77,984

Diluted earnings (loss) per share	$1.09	$0.43	$1.21	$(0.09)
Diluted weighted average common shares outstanding	78,521	78,860	78,750	77,984

Consolidated Balance Sheets
(unaudited - in thousands)

	June 30, 2025	December 31, 2024
Assets
Current assets	$3,746,999	$3,652,530
Property and equipment, net	1,657,125	1,548,916
Operating lease right-of-use assets	402,320	396,151
Goodwill, net	2,212,792	2,203,077
Other intangible assets, net	664,303	727,366
Other long-term assets	448,617	447,235
Total assets	$9,132,156	$8,975,275
Liabilities and equity
Current liabilities	$3,067,658	$2,999,699
Long-term debt, including finance leases	2,096,775	2,038,017
Long-term operating lease liabilities	256,253	261,303
Deferred income taxes	338,585	362,772
Other long-term liabilities	358,520	326,141
Total liabilities	$6,117,791	$5,987,932
Total equity	$3,014,365	$2,987,343
Total liabilities and equity	$9,132,156	$8,975,275
Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Six Months Ended June 30,
	2025	2024
Net cash provided by operating activities	$84,011	$372,199
Net cash used in investing activities	(86,653)	(24,470)
Net cash used in financing activities	(207,274)	(579,078)
Effect of currency translation on cash	1,065	(626)
Net decrease in cash and cash equivalents	$(208,851)	$(231,975)
Cash and cash equivalents - beginning of period	$399,903	$529,561
Cash and cash equivalents - end of period	$191,052	$297,586

Backlog by Reportable Segment (unaudited - in millions)	June 30, 2025	March 31, 2025	June 30, 2024 (a)
Communications	$5,008	$4,906	$4,448
Clean Energy and Infrastructure	4,922	4,416	3,666
Power Delivery	5,062	5,024	4,424
Pipeline Infrastructure	1,460	1,534	800
Other	—	—	—
Estimated 18-month backlog	$16,452	$15,880	$13,338
(a)Recast to reflect first quarter of 2025 segment changes.
Backlog is a common measurement used in our industry. Our methodology for determining backlog may not, however, be comparable to the methodologies used by others. Estimated backlog represents the amount of revenue we expect to realize over the next 18 months from future work on uncompleted construction contracts, including new contracts under which work has not begun, as well as revenue from change orders and renewal options. Our estimated backlog also includes amounts under master service and other service agreements and our proportionate share of estimated revenue from proportionately consolidated non-controlled contractual joint ventures. Estimated backlog for work under master service and other service agreements is determined based on historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
Segment Information	2025	2024 (a)	2025	2024 (a)
Revenue by Reportable Segment
Communications	$836.9	$591.1	$1,517.8	$1,096.7
Clean Energy and Infrastructure	1,131.4	942.3	2,047.2	1,695.8
Power Delivery	1,045.6	868.4	1,945.3	1,666.3
Pipeline Infrastructure	539.7	572.4	896.2	1,206.2
Other	—	—	—	—
Eliminations	(8.9)	(13.1)	(14.1)	(17.1)
Consolidated revenue	$3,544.7	$2,961.1	$6,392.4	$5,647.9
(a)Recast to reflect first quarter of 2025 segment changes.

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024 (a)		2025		2024 (a)
Adjusted EBITDA and EBITDA Margin by Segment
EBITDA	$267.3	7.5%	$249.4	8.4%	$424.1	6.6%	$397.1	7.0%
Non-cash stock-based compensation expense (b)	9.4	0.3%	7.0	0.2%	16.3	0.3%	16.7	0.3%
Loss on extinguishment of debt (b)	—	—%	11.3	0.4%	—	—%	11.3	0.2%
Changes in fair value of acquisition-related contingent items (b)	(1.8)	(0.1)%	3.6	0.1%	(2.0)	(0.0)%	(1.0)	(0.0)%
Adjusted EBITDA	$274.8	7.8%	$271.4	9.2%	$438.5	6.9%	$424.1	7.5%
Segment:
Communications	$82.6	9.9%	$53.1	9.0%	$129.4	8.5%	$78.8	7.2%
Clean Energy and Infrastructure	83.3	7.4%	47.4	5.0%	140.4	6.9%	67.8	4.0%
Power Delivery	91.3	8.7%	80.1	9.2%	142.7	7.3%	130.6	7.8%
Pipeline Infrastructure	62.1	11.5%	135.1	23.6%	106.6	11.9%	227.8	18.9%
Other	7.2	NM	2.8	NM	15.2	NM	9.8	NM
Segment Total	$326.5	9.2%	$318.6	10.8%	$534.3	8.4%	$514.8	9.1%
Corporate	(51.7)	—	(47.2)	—	(95.8)	—	(90.7)	—
Adjusted EBITDA	$274.8	7.8%	$271.4	9.2%	$438.5	6.9%	$424.1	7.5%
NM - Percentage is not meaningful
(a)Recast to reflect first quarter of 2025 segment changes.
(b)Non-cash stock-based compensation expense, loss on extinguishment of debt, and changes in fair value of acquisition-related contingent items are included within Corporate EBITDA.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
EBITDA and Adjusted EBITDA Reconciliation
Net income	$90.1	2.5%	$43.8	1.5%	$102.5	1.6%	$9.3	0.2%
Interest expense, net	43.9	1.2%	50.6	1.7%	82.9	1.3%	102.6	1.8%
Provision for income taxes	30.7	0.9%	19.3	0.7%	27.3	0.4%	8.3	0.1%
Depreciation	69.9	2.0%	102.1	3.4%	146.2	2.3%	209.6	3.7%
Amortization of intangible assets	32.7	0.9%	33.6	1.1%	65.3	1.0%	67.3	1.2%
EBITDA	$267.3	7.5%	$249.4	8.4%	$424.1	6.6%	$397.1	7.0%
Non-cash stock-based compensation expense	9.4	0.3%	7.0	0.2%	16.3	0.3%	16.7	0.3%
Loss on extinguishment of debt	—	—%	11.3	0.4%	—	—%	11.3	0.2%
Changes in fair value of acquisition-related contingent items	(1.8)	(0.1)%	3.6	0.1%	(2.0)	(0.0)%	(1.0)	(0.0)%
Adjusted EBITDA	$274.8	7.8%	$271.4	9.2%	$438.5	6.9%	$424.1	7.5%

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted Net Income Reconciliation	2025	2024	2025	2024
Net income	$90.1	$43.8	$102.5	$9.3
Adjustments:
Non-cash stock-based compensation expense	9.4	7.0	16.3	16.7
Amortization of intangible assets	32.7	33.6	65.3	67.3
Loss on extinguishment of debt	—	11.3	—	11.3
Changes in fair value of acquisition-related contingent items	(1.8)	3.6	(2.0)	(1.0)
Total adjustments, pre-tax	$40.2	$55.6	$79.7	$94.4
Income tax effect of adjustments (a)	(8.9)	(11.0)	(18.3)	(22.0)
Adjusted net income	$121.5	$88.4	$163.9	$81.7
Net income attributable to non-controlling interests	4.4	9.8	6.8	16.5
Adjusted net income attributable to MasTec, Inc.	$117.1	$78.6	$157.1	$65.2

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted Diluted Earnings per Share Reconciliation	2025	2024	2025	2024
Diluted earnings (loss) per share	$1.09	$0.43	$1.21	$(0.09)
Adjustments:
Non-cash stock-based compensation expense	0.12	0.09	0.21	0.21
Amortization of intangible assets	0.42	0.43	0.83	0.85
Loss on extinguishment of debt	—	0.14	—	0.14
Changes in fair value of acquisition-related contingent items	(0.02)	0.05	(0.02)	(0.01)
Total adjustments, pre-tax	$0.51	$0.70	$1.01	$1.20
Income tax effect of adjustments (a)	(0.11)	(0.14)	(0.23)	(0.28)
Adjusted diluted earnings per share	$1.49	$1.00	$1.99	$0.83
(a)Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

Calculation of Net Debt	June 30, 2025	December 31, 2024
Current portion of long-term debt, including finance leases	$160.7	$186.1
Long-term debt, including finance leases	2,096.8	2,038.0
Total debt	$2,257.5	$2,224.1
Less: cash and cash equivalents	(191.1)	(399.9)
Net debt	$2,066.4	$1,824.2

	Six Months Ended June 30,
Free Cash Flow Reconciliation	2025	2024
Net cash provided by operating activities	$84.0	$372.2
Capital expenditures	(111.1)	(56.9)
Proceeds from sales of property and equipment	26.7	31.1
Free cash flow	$(0.4)	$346.4

EBITDA and Adjusted EBITDA Reconciliation	Guidance for the Year Ended December 31, 2025 Est.		For the Year Ended December 31, 2024		For the Year Ended December 31, 2023
Net income (loss)	$388 - 408	2.8 - 2.9%	$199.4	1.6%	$(47.3)	(0.4)%
Interest expense, net	168	1.2%	193.3	1.6%	234.4	2.0%
Provision for (benefit from) income taxes	108 - 113	0.8%	51.5	0.4%	(35.4)	(0.3)%
Depreciation	302 - 307	2.2%	366.8	3.0%	433.9	3.6%
Amortization of intangible assets	131	0.9%	139.9	1.1%	169.2	1.4%
EBITDA	$1,097 - 1,127	7.9 - 8.1%	$950.8	7.7%	$754.9	6.3%
Non-cash stock-based compensation expense	35	0.2%	32.7	0.3%	33.3	0.3%
Loss on extinguishment of debt	—	—%	11.3	0.1%	—	—%
Changes in fair value of acquisition-related contingent items	(2)	(0.0)%	10.7	0.1%	(13.9)	(0.1)%
Acquisition and integration costs	—	—%	—	—%	71.9	0.6%
Losses on fair value of investment	—	—%	—	—%	0.2	0.0%
Adjusted EBITDA	$1,130 - 1,160	8.1 - 8.3%	$1,005.6	8.2%	$846.4	7.1%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

Adjusted Net Income Reconciliation	Guidance for the Year Ended December 31, 2025 Est.	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Net income (loss)	$388 - 408	$199.4	$(47.3)
Adjustments:
Non-cash stock-based compensation expense	35	32.7	33.3
Amortization of intangible assets	131	139.9	169.2
Loss on extinguishment of debt	—	11.3	—
Changes in fair value of acquisition-related contingent items	(2)	10.7	(13.9)
Acquisition and integration costs	—	—	71.9
Losses on fair value of investment	—	—	0.2
Total adjustments, pre-tax	$164	$194.6	$260.8
Income tax effect of adjustments (a)	(37)	(44.8)	(74.0)
Statutory and other tax rate effects (b)	—	(0.9)	4.6
Adjusted net income	$515 - 535	$348.3	$144.1
Net income attributable to non-controlling interests	26 - 30	36.6	2.7
Adjusted net income attributable to MasTec, Inc.	$489 - 505	$311.7	$141.4

Adjusted Diluted Earnings per Share Reconciliation	Guidance for the Year Ended December 31, 2025 Est.	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Diluted earnings (loss) per share	$4.61 - 4.82	$2.06	$(0.64)
Adjustments:
Non-cash stock-based compensation expense	0.44	0.41	0.43
Amortization of intangible assets	1.67	1.77	2.16
Loss on extinguishment of debt	—	0.14	—
Changes in fair value of acquisition-related contingent items	(0.02)	0.14	(0.18)
Acquisition and integration costs	—	—	0.92
Losses on fair value of investment	—	—	0.00
Total adjustments, pre-tax	$2.09	$2.47	$3.33
Income tax effect of adjustments (a)	(0.47)	(0.57)	(0.94)
Statutory and other tax rate effects (b)	—	(0.01)	0.06
Adjusted diluted earnings per share	$6.23 - 6.44	$3.95	$1.81
(a)Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income (loss).
(b)Represents the effects of statutory and other tax rate changes for the years ended December 31, 2024 and 2023.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

EBITDA and Adjusted EBITDA Reconciliation	Guidance for the Three Months Ended September 30, 2025 Est.		For the Three Months Ended September 30, 2024
Net income	$156	4.0%	$105.4	3.2%
Interest expense, net	43	1.1%	47.0	1.4%
Provision for income taxes	51	1.3%	31.5	1.0%
Depreciation	77	2.0%	80.2	2.5%
Amortization of intangible assets	33	0.8%	34.4	1.1%
EBITDA	$360	9.2%	$298.6	9.2%
Non-cash stock-based compensation expense	10	0.2%	7.3	0.2%
Loss on extinguishment of debt	—	—%	—	—%
Changes in fair value of acquisition-related contingent items	—	—%	4.6	0.1%
Adjusted EBITDA	$370	9.5%	$310.5	9.5%

Adjusted Net Income Reconciliation	Guidance for the Three Months Ended September 30, 2025 Est.	For the Three Months Ended September 30, 2024
Net income	$156	$105.4
Adjustments:
Non-cash stock-based compensation expense	10	7.3
Amortization of intangible assets	33	34.4
Loss on extinguishment of debt	—	—
Changes in fair value of acquisition-related contingent items	—	4.6
Total adjustments, pre-tax	$43	$46.3
Income tax effect of adjustments (a)	(10)	(9.1)
Adjusted net income	$189	$142.7
Net income attributable to non-controlling interests	10	10.2
Adjusted net income attributable to MasTec, Inc.	$179	$132.5

Adjusted Diluted Earnings per Share Reconciliation	Guidance for the Three Months Ended September 30, 2025 Est.	For the Three Months Ended September 30, 2024
Diluted earnings per share	$1.87	$1.21
Adjustments:
Non-cash stock-based compensation expense	0.12	0.09
Amortization of intangible assets	0.42	0.44
Loss on extinguishment of debt	—	—
Changes in fair value of acquisition-related contingent items	—	0.06
Total adjustments, pre-tax	$0.54	$0.59
Income tax effect of adjustments (a)	(0.13)	(0.11)
Adjusted diluted earnings per share	$2.28	$1.68
(a)Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

The tables may contain slight summation differences due to rounding.
MasTec uses EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin, as well as Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Share, Net Debt and Free Cash Flow, to evaluate our performance, both internally and as compared with its peers, because these measures exclude certain items that may not be indicative of its core operating results, as well as items that can vary widely across different industries or among companies within the same industry. MasTec believes that these measures provide a baseline for analyzing trends in its underlying business. MasTec believes that these non-U.S. GAAP financial measures provide meaningful information and help investors understand its financial results and assess its prospects for future performance. Because non-U.S. GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-U.S. GAAP financial measures having the same or similar names. These financial measures should not be considered in isolation from, as substitutes for, or alternative measures of, reported net income or diluted earnings per share, net income as a percentage of revenue or total debt or net cash provided by operating activities, and should be viewed in conjunction with the most comparable U.S. GAAP financial measures and the provided reconciliations thereto. MasTec believes these non-U.S. GAAP financial measures, when viewed together with its U.S. GAAP results and related reconciliations, provide a more complete understanding of its business. Investors are strongly encouraged to review MasTec's consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include, but are not limited to, statements relating to expectations regarding the future financial and operational performance of MasTec; expectations regarding MasTec's business or financial outlook; expectations regarding MasTec's plans, strategies and opportunities; expectations regarding opportunities, technological developments, competitive positioning, future economic conditions and other trends in particular markets or industries; the impact of inflation on MasTec's costs and the ability to recover increased costs, as well as other statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. These statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors in addition to those mentioned above, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Other factors that might cause such a difference include, but are not limited to: our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; market conditions, including rising or elevated levels of inflation or interest rates, regulatory or policy changes, including permitting processes, tax incentives and government funding programs that affect us or our customers' industries, access to capital, material and labor costs, supply chain issues and technological developments, all of which may affect demand for our service; changes to governmental programs and spending policies, including potential changes to the amounts provided for under the Infrastructure Investment and Jobs Act and/or Inflation Reduction Act, including the potential for reduced support for renewable energy projects, changes in U.S or foreign tax laws, statutes, rules, regulations or ordinances, including the impact of, and changes to, tariffs, including the effects of tariffs imposed on oil and gas imported from Canada, tariffs imposed on goods imported from China, including steel and solar panels, and tariffs on all steel and aluminum imports into the United States, or trade policies affecting macroeconomic conditions, including inflation, as well as the industries we serve and related projects and expenditures that may adversely impact our future financial position or results of operations; risks related to governmental regulation, including uncertainties from the change in the U.S. federal administration; project delays due to permitting processes, compliance with environmental and other regulatory requirements and challenges to the granting of project permits, which could cause increased costs and delayed or reduced revenue; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, including potential economic downturns, inflationary issues, tariff effects, the availability and cost of financing, supply chain disruptions, climate-related matters, customer consolidation in the industries we serve and/or the effects of public health matters; activity in the industries we serve and the impact on the expenditure levels of our customers of, among other items, fluctuations in commodity prices, including for fuel and energy sources, fluctuations in the cost of materials, labor, supplies or equipment, and/or supply-related issues that affect availability or cause delays for such items; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; risks related to completed or potential acquisitions, including our ability to integrate acquired businesses within expected timeframes, including their business operations, internal controls and/or systems, which may be found to have material weaknesses, and our ability to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, as well as the risk of potential asset impairment charges and write-downs of goodwill; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, our ability to enforce any noncompetition agreements, and our ability to maintain a workforce based upon current and anticipated workloads; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the adequacy of our insurance, legal and other reserves; adverse climate and weather events, such as the risk of wildfires, that increase operational and legal risks in certain locations where we perform services, could increase the potential liability and related costs associated with such operations; the highly competitive nature of our industry and the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; the effect of state and federal regulatory initiatives, including risks related to and the costs of compliance with existing and potential future environmental, social and governance requirements, including with respect to climate-related matters; the timing and extent of fluctuations in operational, geographic and weather factors, including from climate-related events, that affect our customers, projects and the industries in which we operate; requirements of and restrictions imposed by our credit facility, term loans, senior notes and any future loans or securities; systems and information technology interruptions and/or data security breaches that could adversely affect our ability to operate, our operating results, our data security or our reputation, or other cybersecurity-related matters; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks associated with potential environmental issues and other hazards from our operations; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; risks related to our strategic arrangements, including our equity investments; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience, including as a result of shares we may issue as purchase consideration in connection with acquisitions, or as a result of other stock issuances; our ability to obtain performance and surety bonds; risks associated with operating in or expanding into additional international markets, including risks from increased tariffs, fluctuations in foreign currencies, foreign labor and general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multiemployer union pension plans, including underfunding and withdrawal liabilities; risks associated with our internal controls over financial reporting; risks related to a small number of our existing shareholders having the ability to influence major corporate decisions, as well as other risks detailed in our filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in our filings with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this press release to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.